Exhibit 10.24

February 22, 2005

John H. Doe

111 Somewhere Street

Richmond, VA 22222

Dear John:

You have been granted a nonqualified stock option to purchase 1,000 shares of Common Stock of the Company, subject to the terms and conditions (i) in the Company’s 2000 Stock Incentive Plan, as amended from time to time (the “Plan”), and (ii) as set forth in Exhibit A, attached hereto and made a part hereof (together, with this letter, the “Agreement”), as follows:

Date of Agreement/Grant:	February 7, 2005
Exercise Price Per Share:	$33.06
Total Exercise Price:	$33,060.00
Expiration Date:	2/7/2012
Vesting Schedule:	25% per year for 4 years
1,500 on 02/07/2006
1,500 on 02/07/2007
1,500 on 02/07/2008
1,500 on 02/07/2009

Please indicate your acceptance by executing two (2) original copies of this Agreement and returning one (1) copy by U.S. Mail to Gwynn Noble.

Very truly yours,

Martin L. Vaughan, III
Chairman and Chief Executive Officer

By my signature below, I hereby acknowledge my Consent to Electronic Delivery, receipt of this Option, pursuant to all terms and conditions of the Plan, and electronic receipt of the Plan and Prospectus. I agree to conform to all of the terms and conditions of the Option and the Plan.

Signature:		Date:
John H. Doe

Note: If there are any discrepancies in the name or address shown above, please make the appropriate corrections on this form.

NONQUALIFIED STOCK OPTIONS

FOR NAMED EXECUTIVE OFFICERS

	GRANT DATE	OPTIONS GRANTED
Martin L. Vaughan, III	2/7/05	50,000

Robert B. Lockhart	2/7/05	24,000

Timothy J. Korman	2/7/05	18,000

John P. McGrath	2/7/05	14,500

Thomas Stiles	2/7/05	14,500